AMENDMENT NO. 10
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM Counselor Series Trust, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, AIM Counselor Series Trust is now named AIM Counselor Series Trust (Invesco Counselor Series Trust); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Core Plus Bond Fund	Invesco Core Plus Bond Fund
AIM Floating Rate Fund	Invesco Floating Rate Fund
AIM Multi-Sector Fund	Invesco Multi-Sector Fund
AIM Select Real Estate Income Fund	Invesco Select Real Estate Income Fund
AIM Structured Core Fund	Invesco Structured Core Fund
AIM Structured Growth Fund	Invesco Structured Growth Fund
AIM Structured Value Fund	Invesco Structured Value Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Counselor Series Trust in the Agreement are hereby deleted and replaced with AIM Counselor Series Trust (Invesco Counselor Series Trust).

2.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Core Plus Bond Fund	June 2, 2009
Invesco Floating Rate Fund	April 14, 2006
Invesco Multi-Sector Fund	November 25, 2003
Invesco Select Real Estate Income Fund	March 12, 2007
Invesco Structured Core Fund	March 31, 2006
Invesco Structured Growth Fund	March 31, 2006

Name of Fund	Effective Date of Advisory Agreement
Invesco Structured Value Fund	March 31, 2006
Invesco Balanced Fund	February 12, 2010
Invesco California Tax-Free Income Fund	February 12, 2010
Invesco Dividend Growth Securities Fund	February 12, 2010
Invesco Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Fundamental Value Fund	February 12, 2010
Invesco Large Cap Relative Value Fund	February 12, 2010
Invesco New York Tax-Free Income Fund	February 12, 2010
Invesco S&P 500 Index Fund	February 12, 2010
Invesco Van Kampen American Franchise Fund	February 12, 2010
Invesco Van Kampen Core Equity Fund	February 12, 2010
Invesco Van Kampen Equity and Income Fund	February 12, 2010
Invesco Van Kampen Equity Premium Income Fund	February 12, 2010
Invesco Van Kampen Growth and Income Fund	February 12, 2010
Invesco Van Kampen Money Market Fund	February 12, 2010
Invesco Van Kampen Pennsylvania Tax Free Income Fund	February 12, 2010
Invesco Van Kampen Small Cap Growth Fund	February 12, 2010
Invesco Van Kampen Tax Free Money Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.
Invesco Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%
Invesco Floating Rate Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $4.5 billion	0.60%
Next $5 billion	0.575%
Over $10 billion	0.55%
Invesco Multi-Sector Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Amount over $10 billion	0.52%

Invesco Select Real Estate Income Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Amount over $10 billion	0.68%
Invesco Structured Core Fund
Invesco Structured Growth Fund
Invesco Structured Value Fund

Net Assets	Annual Rate
First $250 million	0.60%
Next $250 million	0.575%
Next $500 million	0.55%
Next $1.5 billion	0.525%
Next $2.5 billion	0.50%
Next $2.5 billion	0.475%
Next $2.5 billion	0.45%
Over $10 billion	0.425%
Invesco Balanced Fund

Net Assets	Annual Rate
First $500 million	0.52%
Over $500 million	0.495%
Invesco California Tax-Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Next $250 million	0.445%
Next $250 million	0.42%
Next $250 million	0.395%
Over $1.25 billion	0.37%

Invesco Dividend Growth Securities Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Next $1 billion	0.37%
Next $1 billion	0.345%
Next $1 billion	0.32%
Next $1 billion	0.295%
Next $2 billion	0.27%
Next $2 billion	0.245%
Next $5 billion	0.22%
Over $15 billion	0.195%
Invesco Equally-Weighted S&P 500 Fund
Invesco S&P 500 Index Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%
Invesco Fundamental Value Fund

Net Assets	Annual Rate
First $500 million	0.67%
Over $500 million	0.62%
Invesco Large Cap Relative Value Fund
Invesco Van Kampen Equity and Income Fund
Invesco Van Kampen Growth and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco New York Tax-Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Over $500 million	0.445%
Invesco Van Kampen American Franchise Fund
Invesco Van Kampen Equity Premium Income Fund

Net Assets	Annual Rate
First $500 million	0.70%
Next $500 million	0.65%
Over $1 billion	0.60%
Invesco Van Kampen Core Equity Fund

Net Assets	Annual Rate
First $1 billion	0.65%
Next $1.5 billion	0.60%
Over $2.5 billion	0.55%
Invesco Van Kampen Money Market Fund

Net Assets	Annual Rate
First $250 million	0. 45%
Next $500 million	0.375%
Next $500 million	0.325%
Next $250 million	0.30%
Next $250 million	0.275%
Next $500 million	0.25%
Next $500 million	0.225%
Next $12.25 billion	0.20%
Next $2.5 billion	0.199%
Next $7.5 billion	0.198%
Next $5 billion	0.197%
Over $30 billion	0.196%
Invesco Van Kampen Pennsylvania Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.50%

Invesco Van Kampen Small Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%
Invesco Van Kampen Tax Free Money Fund

Net Assets	Annual Rate
First $500 million	0. 45%
Next $250 million	0.375%
Next $250 million	0.325%
Next $500 million	0.30%
Next $500 million	0.275%
Next $500 million	0.25%
Next $500 million	0.225%
Next $12 billion	0.20%
Over $15 billion	0.199%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)